SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 6, 2017

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2017, Ionis Pharmaceuticals, Inc. (“Ionis”), Akcea Therapeutics, Inc. (“Akcea”), a wholly owned subsidiary of Ionis, and Novartis Pharma AG (“Novartis”) announced they have entered into an exclusive, worldwide option and collaboration agreement under which the companies will develop and commercialize AKCEA-APO(a)-LRx and AKCEA-APOCIII-LRx.

Ionis and Akcea filed a press release describing this transaction.  A copy of this press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

As part of the transaction, Novartis will make a $100 million equity investment in Ionis, which equates to 1,631,435 shares of Ionis common stock at $61.30 per share. Novartis has an obligation to make a further equity investment of $50 million in the next 18 months in either Ionis at the same premium as the initial investment or in Akcea.  The shares will be issued only to an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The shares have not been registered under the Securities Act or any state securities laws. Ionis relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder. Neither this Current Report nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of Ionis.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated January 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: January 9, 2017	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Chief Operating Officer

INDEX TO EXHIBITS

99.1	Press Release dated January 6, 2017.